Exhibit 10.16

PARKWAY, INC.

AND PARKWAY OPERATING PARTNERSHIP LP

2016 OMNIBUS EQUITY INCENTIVE PLAN

1. Introduction.

Parkway, Inc., a Maryland real estate investment trust (and its successors, the “Company”), established this Parkway, Inc. and Parkway Operating Partnership LP 2016 Omnibus Equity Incentive Plan (as it may be amended from time to time, the “Plan”), effective as of immediately prior to the Distribution (as defined below).

2. Purpose.

The purposes of the Plan are to promote the growth and success of the Company and Parkway Operating Partnership LP (the “Partnership”) by aligning the interests of Employees, Directors, and Consultants with those of the Company’s shareholders and to attract, retain, and reward Employees, Directors, and Consultants. To serve these purposes, the Plan offers equity-based incentive awards.

3. Definitions.

As used in this Plan:

(a) “Assumed Shares” shall have the meaning set forth in Section 5(a).

(b) “Award” shall mean a grant under the Plan of Options (either Incentive Stock Options or Nonstatutory Stock Options), Stock Appreciation Rights, Restricted Shares, Restricted Share Units, Profits Interest Units, Dividend Equivalents, other Share-based awards (as described in Section 12), or cash.

(c) “Award Agreement” shall mean a written agreement entered into between the Company and a Participant or other documentation issued by the Company, in either case setting forth the terms and conditions applicable to an Award granted under the Plan. An Award Agreement shall be subject to the terms of the Plan.

(d) “Board of Directors” or “Board” shall mean the Board of Directors of the Company.

(e) “Cause” shall mean, with respect to a Participant, unless otherwise provided in an applicable agreement between such Participant and the Company, the Partnership, or a Subsidiary, (i) the Participant’s continued failure to perform material responsibilities and duties toward the Company (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness); (ii) the Participant’s engaging in willful or reckless conduct that is demonstrably injurious to the Company monetarily or otherwise; (iii) the Participant’s conviction of, or pleading guilty or nolo contendere to, a felony; or (iv) the Participant’s commission or omission of any act that is materially inimical to the best interests of the Company and that constitutes on the part of the Participant common law fraud or malfeasance, misfeasance, or nonfeasance of duty; provided, however, that Cause shall not include the Participant’s lack of professional qualifications. For purposes of this Plan, an act, or failure to act, on the Participant’s part shall be considered “willful” or “reckless” only if done, or omitted, by the Participant not in good faith and without reasonable belief that the action or omission was in the best interest of the Company.

(f) “Change in Control” of the Company shall mean and shall be deemed to have occurred if (i) any Person is or becomes a beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing forty-five percent (45%) or more of the combined voting power of the Company’s then outstanding securities; or (ii) the Company closes on a merger or consolidation with any other Person, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately before the merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of such surviving entity) more than fifty-five percent (55%) of the combined voting power of the voting securities of the Company or of such surviving entity outstanding immediately after such merger or consolidation; or (iii) the Company closes on an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; or (iv) there has been a change in fifty percent (50%) or more of the voting power of the members of the Board in any rolling twelve (12)-month period, provided that any new directors whose election by the Board or whose nomination by the Board for election by the shareholders of the Company was approved by a vote of at least a majority of the members of the Board shall not constitute a change in voting power of the members of the Board.

(g) “Change in Control Treatment” shall have the meaning set forth in Section 15(b).

(h) “Committee” shall mean a committee of the Board of Directors of the Company, which committee shall be composed of those members of the Compensation Committee of the Board of Directors who are (i) non-employee directors, as that term is defined in Rule 16b-3 under the Exchange Act, (ii) outside directors, as that term is defined for the purposes of Internal Revenue Code section 162(m), and (iii) for so long as the Shares are listed on the New York Stock Exchange, independent directors, as that term is defined in Section 303A of the New York Stock Exchange Listed Company Manual; provided that, should there be fewer than two (2) members of the Compensation Committee who are non-employee directors, outside directors, and independent directors, the Committee shall be composed of two (2) or more members of the Board of Directors designated by the Board who are non-employee directors, outside directors, and independent directors, including anyone who is a member of the Compensation Committee.

(i) “Common Shares” or “Shares” shall mean the shares of common stock, par value $0.001 per share, of the Company, or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 14.

(j) “Consultant” shall mean any consultant or advisor of the Company, the Partnership, or any Subsidiary who qualifies as a consultant or advisor under the applicable rules of the Form S-8 Registration Statement.

(k) “Cousins” shall mean Cousins Properties Incorporated, a Georgia corporation.

(l) “Director” shall mean a member of the Board of Directors of the Company.

(m) “Distribution” shall mean the distribution by Cousins to the shareholders of Cousins (which includes the legacy shareholders of Legacy Parkway) of all of the outstanding Common Shares of the Company owned by Cousins pursuant to the Separation and Distribution Agreement.

(n) “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 12(b) hereof.

(o) “Effective Date” shall have the meaning of the “Distribution Date,” as it is defined in the Separation and Distribution Agreement.

(p) “Employee” shall mean, for Awards other than Incentive Stock Options, an employee of the Company, the Partnership, or a Subsidiary, and for Incentive Stock Options, an employee of the Company or a subsidiary (within the meaning of Code section 424).

(q) “Employee Matters Agreement” shall mean that certain Employee Matters Agreement, by and between Cousins Properties Incorporated, Cousins Properties LP, Clinic Sub, Inc., Parkway Properties, Inc., Parkway Properties LP, Parkway Properties General Partners, Inc., the Company, and the Partnership, dated as of October 5, 2016.

(r) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any successor thereto.

(s) “Fair Market Value” of a Common Share shall mean, on a given date:

(i) If the Common Shares are (A) listed on any established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market, and the NASDAQ Global Select Market), (B) listed on any national market system, or (C) listed, quoted, or traded on any automated quotation system, the Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii) If the Common Shares are not listed on an established securities exchange, national market system, or automated quotation system, but the Common Shares are regularly quoted by a recognized securities dealer, the Fair Market Value shall be the average of the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(iii) If the Common Shares are neither listed on an established securities exchange, national market system, or automated quotation system nor regularly quoted by a recognized securities dealer, the Fair Market Value shall be established by the Committee in good faith by the reasonable application of a reasonable valuation method, in a manner consistent with Code section 409A.

(t) “Family Member” shall mean, with respect to any Participant as of any date of determination, (i) a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Participant; (ii) any person sharing the Participant’s household (other than a tenant or employee); (iii) a trust in which any one or more of the persons specified in clauses (i) and (ii) above (and such Participant) own more than fifty percent (50%) of the beneficial interest; (iv) a foundation in which any one or more of the persons specified in clauses (i) and (ii) above (and such Participant) control the management of assets; and (v) any other entity in which one or more of the persons specified in clauses (i) and (ii) above (and such Participant) own more than fifty percent (50%) of the voting interests.

(u) “Good Reason” shall mean, with respect to a Participant, unless otherwise provided in an applicable agreement between such Participant and the Company, the Partnership, or a Subsidiary, the occurrence of any of the following:

(i) the material diminution, following a Change in Control, of the Participant’s authority, duties, or responsibilities;

(ii) a material diminution by the Company in the Participant’s base salary in effect immediately before a Change in Control; or

(iii) a change of the Participant’s principal place of employment to a location more than fifty (50) miles from such principal place of employment as of immediately before a Change in Control, except for required travel on the Company’s business to an extent substantially consistent with the business travel obligations which the Participant undertook on behalf of the Company as of immediately before a Change in Control.

A termination for Good Reason must be communicated by the Participant to the Company by written notice that specifies the event or events claimed to provide a basis for termination for Good Reason; provided that the Participant’s written notice must be tendered within ninety (90) days of the first occurrence of such event or events and provided further that the Company shall have failed to remedy such act or omission within thirty (30) days following its receipt of such notice and the Participant actually terminates Service within fourteen (14) days after the Company’s failure to timely remedy such act or omission.

(v) “Incentive Stock Option” or “ISO” shall mean an incentive stock option as defined in Internal Revenue Code section 422.

(w) “Internal Revenue Code” or “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto, and any regulations promulgated thereunder.

(x) “Legacy Parkway” shall mean Parkway Properties, Inc., a Maryland real estate investment trust.

(y) “Legacy Parkway Equity Plan” shall mean the Parkway Properties, Inc. and Parkway Properties LP 2015 Omnibus Equity Incentive Plan, as amended, and any successor thereto.

(z) “Merger Agreement” shall mean that certain Agreement and Plan of Merger, dated as of April 28, 2016, by and among Legacy Parkway, Parkway Properties LP, Cousins, and Clinic Sub Inc.

(aa) “Misconduct” shall mean conduct of a Participant that, in the Committee’s judgment, constitutes:

(i) a commission of an act of theft, embezzlement, fraud, dishonesty, or other criminal act, harmful to the Company, the Partnership, or a Subsidiary,

(ii) a breach of a fiduciary duty owed to the Company, the Partnership, or a Subsidiary,

(iii) a deliberate and serious disregard of rules of the Company, the Partnership, or a Subsidiary,

(iv) an unauthorized disclosure of any of the trade secrets or confidential information of the Company, the Partnership, or a Subsidiary,

(v) competition with the Company, the Partnership, or a Subsidiary, or

(vi) “cause” as defined in any other agreement between the Company, the Partnership, or a Subsidiary, on the one hand, and such Participant, on the other hand.

(bb) “New Shares” shall have the meaning set forth in Section 5(a).

(cc) “Non-Employee Director” shall mean a Director who is not also an Employee.

(dd) “Non-Employee Director Compensation Policy” shall have the meaning set forth in Section 13.

(ee) “Nonstatutory Stock Option” shall mean an Option that is not an Incentive Stock Option.

(ff) “Option” shall mean an option awarded pursuant to Section 8 to purchase a Common Share and may refer to an Incentive Stock Option or a Nonstatutory Stock Option.

(gg) “Participant” shall mean an Employee, Director, or Consultant who holds an outstanding Award under the Plan.

(hh) “Partnership Agreement” shall mean the Agreement of Limited Partnership of Parkway Operating Partnership LP, as amended from time to time.

(ii) “Performance Goal” shall mean an objective test of performance based on one or more of the following criteria: (i) revenue; (ii) earnings; (iii) net earnings; (iv) operating earnings; (v) earnings before taxes; (vi) earnings before income tax expense, interest expense, and depreciation and amortization expense (EBITDA); (vii) earnings per Share; (viii) stock price; (ix) costs; (x) return on equity; (xi) return on assets; (xii) assets management; (xiii) asset quality; (xiv) asset growth; (xv) budget achievement; (xvi) net operating income (NOI); (xvii) average occupancy; (xviii) year-end occupancy; (xix) funds from operations (FFO); (xx) adjusted funds from operations (AFFO); (xxi) funds available for distribution (FAD); (xxii) dividend or FAD payment; (xxiii) total shareholder return on an absolute basis or a relative basis measured against comparable peers or a real estate index; (xxiv) leverage ratios; (xxv) capital expenditures; (xxvi) customer satisfaction survey results; (xxvii) property operating expense savings; (xxviii) design, development, permitting, or other progress on designated properties; (xxix) third-party fee generation; (xxx) leasing goals; (xxxi) goals relating to mergers and acquisitions or divestitures, targeted financing, or capital market objectives; (xxxii) lease retention; (xxxiii) liability management; (xxxiv) credit management; (xxxv) certain levels of operating expense; (xxxvi) growth in assets, unit volume, revenue, sales, or market share; or (xxxvii) strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, or cost targets. Performance Goals may differ from Participant to Participant and Award to Award and may be established for the Company as a whole, on a per Share basis, or for the Company’s various properties, groups, divisions, or Subsidiaries, or the Partnership, or a combination of them. Performance Goals may be based on absolute performance or on performance relative to performance of unrelated businesses specified by the Committee, on other external measures of the selected performance criteria, or on comparison to any prior period or to budget or target. All calculations and financial accounting matters relevant to this Plan and to which generally accepted accounting principles (GAAP) apply shall be determined in accordance with GAAP as in effect on the date of an Award, except as otherwise specified by the Committee. For example, the Committee may specify that the measurement of performance shall include or exclude particular items, such as losses from discontinued operations, debt prepayment penalties, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, or nonrecurring gains or losses.

(jj) “Performance Period” shall mean, with respect to an Award that vests based upon the attainment of Performance Goals or other performance-based objectives, the period of time, up to ten (10) years, during or over which the Performance Goals or other performance-based objectives applicable to such Award must be met in order to determine the degree of payout and/or vesting with respect to such Award.

(kk) “Person” shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof; provided that, for purposes of Section 3(e)(i), Person shall have the meaning set forth in Sections 13(d) and 14(d)(2) of the Exchange Act.

(ll) “Permanent Disability” shall mean a medically determinable physical or mental impairment that may be expected to result in death or to last at least a year and that renders a Participant incapable of performing that Participant’s duties with the Company. A determination of Permanent Disability shall be made by the Committee in a uniform, nondiscriminatory manner on the basis of medical evidence. Notwithstanding the foregoing, in the case of a determination that would accelerate payment of Restricted Share Units or other Awards or amounts that are deferred compensation subject to Code section 409A, a Participant shall be considered to have a Permanent Disability only if the Participant is “disabled” within the meaning of Code section 409A or the regulations issued under that section.

(mm) “Profits Interest Unit” or “LTIP Unit” shall mean, to the extent authorized by the Partnership Agreement (as either a “Profits Interest Unit” or an “LTIP Unit”), a unit of the Partnership that is granted pursuant to Section 12(c) and is intended to constitute a “profits interest” within the meaning of the Code.

(nn) “Restricted Period” shall mean the period described in Section 10(b)(i) or Section 11(b)(i).

(oo) “Restricted Share” shall mean an Award granted pursuant to Section 10.

(pp) “Restricted Share Unit” or “RSU” shall mean an Award granted pursuant to Section 11.

(qq) “Separation and Distribution Agreement” shall mean that certain Separation and Distribution Agreement, by and between Cousins Properties Incorporated, Cousins Properties LP, Clinic Sub Inc., Parkway Properties, Inc., Parkway Properties LP, Parkway Properties General Partners, Inc., Parkway, Inc., and Parkway Operating Partnership LP, dated as of October 5, 2016.

(rr) “Service” shall mean service as an Employee, Director, or Consultant to the Company, the Partnership, or a Subsidiary. Unless otherwise stated in the applicable Award Agreement, a Participant’s change in position or duties shall not result in interrupted or terminated Service, so long as such Participant continues to be an Employee, a Director, or a Consultant to the Company, the Partnership, or a Subsidiary. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Committee, which determination shall be final, binding, and conclusive.

(ss) “Share Limit” shall have the meaning set forth in Section 5(a).

(tt) “Stock Appreciation Right” or “SAR” shall mean an Award granted pursuant to Section 9.

(uu) “Subsidiary” shall mean a corporation, partnership, joint venture, or other entity in which the Company has an equity, profit, or voting interest of at least fifty percent (50%).

4. Administration.

The Committee shall administer the Plan. The Committee shall have all the powers vested in it by the terms of the Plan. The Committee shall have full authority to interpret the Plan and Award Agreements; to prescribe, amend, and rescind rules and regulations relating to the Plan; and to make any determinations it finds necessary or advisable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent the Committee deems desirable. Any decision of the Committee in the administration and interpretation of the Plan shall be in its sole discretion and shall be final, binding, and conclusive on all Persons. The Committee may act only by a majority of its members in office, except that:

(a) The Committee may authorize any one or more of its members or any officer of the Company to execute and deliver documents on behalf of the Committee.

(b) The Committee may delegate ministerial duties and authority to interpret the Plan and respond to claims to a Vice President, Senior Vice President, or Executive Vice President, provided that the Committee may not delegate authority to (i) grant or amend Awards that are (A) held by individuals who are subject to Section 16 of the Exchange Act, (B) intended to qualify for the performance-based pay exception under Code section 162(m), or (C) held by officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated, or (ii) with respect to the certification of the satisfaction of Performance Goals.

No Committee member and no delegate of the Committee shall be liable for any determination made in good faith with respect to the Plan, an Award, or a Participant.

5. Shares Subject to Plan and Limits on Awards.

(a) Shares Available. Subject to adjustment pursuant to Section 14, the maximum number of Common Shares with respect to which Awards may be granted under the Plan shall be equal to the sum of (i) five million (5,000,000) Common Shares (the “New Shares”), plus (ii) the number of Common Shares issuable pursuant to Awards resulting from awards originally granted under the Legacy Parkway Equity Plan that were outstanding immediately prior to the Distribution, converted into awards with respect to shares of Cousins’ common stock pursuant to the Merger Agreement and further converted into Awards pursuant to and as described in the Separation and Distribution Agreement and the Employee Matters Agreement (the “Assumed Shares,” together with the New Shares, the “Share Limit”). Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Shares or Common Shares purchased on the open market.

(b) Limits on Awards. Subject to adjustment pursuant to Section 14, the following additional limits shall apply to Awards under the Plan:

(i) The maximum aggregate number of Common Shares that may be issued pursuant to Incentive Stock Options, other than Incentive Stock Options with respect to the Assumed Shares, granted under the Plan is five hundred thousand (500,000).

(ii) The maximum number of Common Shares that may be made subject to Options or SARs, other than Awards with respect to the Assumed Shares, granted under the Plan to any Participant (other than a Non-Employee Director) during any one calendar year is five hundred thousand (500,000).

(iii) The maximum number of Common Shares that may be made subject to Awards, other than Options or SARs and other than Awards with respect to the Assumed Shares, granted under the Plan that are Share-denominated and are either Share- or cash-settled to any Participant (other than a Non-Employee Director) during any one calendar year is one million (1,000,000).

(iv) The maximum amount that may be paid as a cash-denominated Award (whether or not cash-settled) that vests based on the attainment of Performance Goals or other performance-based objectives for a Performance Period of twelve (12) months or less to any Participant (other than a Non-Employee Director) shall be five million dollars ($5,000,000), and the maximum amount that may be paid as a cash-denominated Award (whether or not cash-settled) that vests based on the attainment of Performance Goals or other performance-based objectives for a Performance Period of greater than twelve (12) months to any Participant (other than a Non-Employee Director) shall be ten million dollars ($10,000,000).

(c) Share Usage. Shares subject to an Award shall be counted as used for purposes of the Share Limit as of the date of grant. With respect to SARs, the number of Shares subject to an Award of SARs will be counted against the aggregate number of Common Shares available for issuance under the Plan in settlement of Options and Stock Appreciation Rights regardless of the number of Shares actually issued to settle the SAR upon exercise. The target number of Shares issuable under an Award that vests based upon the attainment of Performance Goals or other performance-based objectives shall be counted against the aggregate number of Common Shares available for issuance under the Plan as of the date of grant, but such number shall be adjusted to equal the actual number of Shares issued upon settlement of such Award to the extent different from such target number of Shares. If any Shares subject to an Award are forfeited or expire or such Award is settled for cash (in whole or in part), the Shares subject to such Award shall, to the extent of such forfeiture, expiration, or cash settlement, again be available for future grants of Awards under the Plan. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Share Limit and shall not be available for future grants of Awards: (i) Shares tendered by a Participant or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by a Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Option or a Stock Appreciation Right; (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the Share-settlement of the Stock Appreciation Right on exercise thereof; and (iv) Shares purchased on the open market with the cash proceeds from the exercise of Options. Any Shares repurchased by the Company at the same price paid by the Participant, so that such Shares are returned to the Company, shall again be available for future grants of Awards. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 5(c), no Shares may again be optioned, granted, or awarded if such action would cause an ISO to fail to qualify as an incentive stock option under section 422 of the Code.

6. Eligibility.

Employees, Directors, and Consultants shall be eligible to receive Awards under the Plan, provided that no Employee, Director, or Consultant shall be entitled to an Award except as determined by the Committee or as provided by any Non-Employee Director Compensation Policy described in Section 13.

7. Awards.

(a) Award Agreements. The Committee shall set forth the terms of each Award in an Award Agreement. An Award Agreement may contain any provision approved by the Committee, subject to the terms of the Plan. An Award Agreement may make provision for any matter that is within the discretion of the Committee or may reserve for the Committee discretion to approve or authorize any action with respect to the Award.

(b) Nonuniform Determinations. The Committee’s determinations under the Plan or Award Agreements, including, without limitation, the selection of Participants to receive Awards; the type, form, amount, and timing of Awards; and the terms of specific Award Agreements, need not be uniform, regardless of whether Participants are similarly situated.

(c) Qualification for Section 162(m) Exception.

(i) Committee’s Certification of Satisfaction of Performance Goals. If the exercisability, payment, or vesting of an Award is conditioned upon the satisfaction of Performance Goals, and the Award is intended to qualify for the exception under Code section 162(m) for performance-based pay, the condition shall not be considered satisfied, and the Award shall not be exercisable, payable, or vest, as applicable, unless the Committee certifies that the Performance Goal has been satisfied.

(ii) Satisfaction of Other Requirements. To the extent an Award is intended to qualify for the exception under Code section 162(m) for performance-based pay, the Committee shall make such provisions in Award Agreements and follow such procedures as may be required to satisfy the conditions of the exception. By way of example, the Committee shall establish any Performance Goal associated with such an Award by the time within the Performance Period required for such exception, and the payment terms for such an Award shall conform to the requirements of the exception.

(d) Discretion. The Committee shall have no discretion to increase the amount of an outstanding Award but may reserve discretion to decrease the amount of an outstanding Award or the extent to which it is exercisable or payable.

(e) Provisions Governing All Awards. All Awards will be subject to the following provisions:

(i) Transferability. Except for transfers pursuant to Section 8(b)(vi) or Section 9(b)(v), an Award shall not be transferable, other than by will or the laws of descent and distribution. Awards requiring exercise shall be exercisable during the lifetime of a Participant only by the Participant or, in the event the Participant becomes legally incompetent, by the Participant’s guardian or legal representative.

(ii) Continued Service Rights. Neither the adoption of the Plan nor the grant of an Award shall confer on a Participant the right to continued Service with the Company, the Partnership, or a Subsidiary, nor shall it interfere with the right of the Company, the Partnership, or a Subsidiary to terminate a Participant’s Service at any time for any reason, with or without Cause.

(f) Prohibition on Repricing of Options and Stock Appreciation Rights. Except for adjustments pursuant to Section 14, the exercise price of an Option or a Stock Appreciation Right may not be repriced. For purposes of this Section 7(f), repricing means any of the following or any other action that has the same effect:

(i) reduction of the exercise price after the grant of the Option or Stock Appreciation Right;

(ii) any other action that is treated as a repricing under generally accepted accounting principles; or

(iii) cancellation of an Option or Stock Appreciation Right when its exercise price exceeds the Fair Market Value of the underlying Common Shares, in exchange for cash or another Option, Stock Appreciation Right, or other Award, unless the cancellation and exchange occur in connection with a merger, acquisition, spin-off, or other similar corporate transaction.

(g) Misconduct. Should the Committee determine that a Participant has committed Misconduct, then the Participant shall forfeit all rights under outstanding Awards and all further benefits under or attributable to the Plan, so neither the Participant nor his estate, successors, or beneficiaries shall be entitled to exercise outstanding Options and Stock Appreciation Rights; become vested in Restricted Shares, Restricted Share Units, Profits Interest Units, Dividend Equivalents, or other Awards; be paid any Shares or amounts remaining to be paid upon settlement of an Award or due under a deferred payment arrangement with respect to an Award; or otherwise be entitled to any further benefit under or attributable to the Plan, any Award, or any Award Agreement. Before making such a determination, the Committee shall give the Participant a reasonable opportunity to be heard.

(h) Recoupment of Awards.

(i) The Committee may provide in an Award Agreement or in a policy applicable to an Award under this Plan that, under conditions specified in the Award Agreement or policy, the Participant shall forfeit all rights under the Award and all further benefits under or attributable to the Award or the Plan, and the Participant shall be obliged to pay back or return to the Company amounts or Shares previously paid, distributed, or vested under the Award, including dividends and Dividend Equivalents. Such conditions may include, by way of illustration and not by way of limitation, the occurrence of an error in financial statements that results in the payment of a greater amount of performance-based compensation than would have been paid based on correct financial statements.

(ii) All Awards (including any proceeds, gains, or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including without limitation, any claw-back policy adopted to comply with the requirements of applicable law, including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

(iii) This Section 7(h) and Section 7(g) shall be construed independently of each other; one shall not limit the application of the other.

(i) Share Issuance/Book Entry. Notwithstanding any provision of the Plan to the contrary, the ownership of the Common Shares issued under the Plan may be evidenced in such a manner as the Committee, in its discretion, deems appropriate, including, without limitation, book-entry or direct registration or the issuance of one or more certificates.

8. Options.

(a) Option Grants. The Company shall grant Options to Participants under the Plan in such number, upon such terms, and at such times as the Committee shall determine.

(b) Terms of Options. The Award Agreement for an Option shall set forth such terms and conditions as the Committee shall determine and as are consistent with the Plan, including the following:

(i) Exercise Price. The Committee shall determine the exercise price of each Common Share subject to an Option, which exercise price shall not be less than the Fair Market Value of a Common Share on the date the Option is granted; provided, however, that the Committee may designate an exercise price less than the Fair Market Value of a Common Share on the date of grant if the Option is granted upon assumption of, in substitution for, a stock option in connection with the Distribution or previously granted by an entity that is acquired by or merged with the Company or an affiliate.

(ii) Exercise Period. An Option may be exercised in whole or in part from time to time during such period as the Award Agreement shall specify, provided that no Option shall be exercisable more than ten (10) years after the date of the grant of the Option.

(iii) Payment of Price. The exercise price of each Share as to which an Option is exercised must be paid in full at the time of exercise. The Committee may, in its discretion, provide in an Award Agreement that payment of the exercise may be made:

(A) in cash;

(B) by tender of Common Shares owned by the Participant valued at Fair Market Value as of the date of exercise;

(C) in Common Shares otherwise issuable to the Participant upon exercise of the Option valued at Fair Market Value as of the date of exercise (“net exercise”);

(D) in such other form of consideration as the Committee deems appropriate; or

(E) in a combination of cash, Shares (whether then owned or issuable on exercise), and such other consideration as the Committee deems appropriate.

(iv) Conditions on Exercise. An Option shall be exercisable at such times and subject to such restrictions and conditions as the Committee shall determine. The Committee may in its discretion accelerate or waive any condition applicable to the exercise of an Option.

(v) Termination of Service. The Award Agreement shall specify whether and, if so, the extent to which an Option shall remain exercisable after the termination of the Participant’s Service, whether by death or otherwise, provided that nothing in this Section 8(b)(v) shall authorize the exercise of an Option later than ten (10) years after the date of the grant of the Option.

(vi) Family Transfers. The Committee may, in the original Award Agreement or an amendment thereto, specify that a Participant may transfer, not for value, all or part of a Nonstatutory Stock Option to any Family Member. For the purpose of this Section 8(b)(vi), a “not for value” transfer is a transfer which is (A) a gift; (B) a transfer under a domestic relations order in settlement of marital property rights; or (C) unless applicable laws do not permit such transfer, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (and/or the Participant) in exchange for an interest in such entity. Following a transfer under this Section 8(b)(vi), any such Nonstatutory Stock Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to such transfer (including without limitation the provisions of Section 8(b)(v) relating to termination of Service as applied with respect to the original Participant), and Shares acquired pursuant to the Nonstatutory Stock Option shall be subject to the same restrictions with respect to transfer of such Shares as would have applied to the Participant. Subsequent transfers of transferred Nonstatutory Stock Options shall be prohibited except to Family Members of the original Participant in accordance with this Section 8(b)(vi) or by will or the laws of descent and distribution.

(vii) No Voting or Dividend Rights. An Option shall carry with it no voting or dividend or other rights associated with Common Share ownership until the Shares subject thereto are fully paid and issued to such Participant or other Person. In addition, no Dividend Equivalents shall be payable with respect to Options.

(viii) Incentive Stock Option or Nonstatutory Stock Option. The Award Agreement for an Option granted to an Employee shall state whether any part of the Option is intended to be an Incentive Stock Option.

(c) Additional Terms of Incentive Stock Options. An Incentive Stock Option may be granted only to an Employee of the Company or a subsidiary (within the meaning of Code section 424) and shall be subject to the following additional terms and conditions:

(i) 10 Percent Shareholder. The exercise price of each Common Share subject to an Incentive Stock Option granted to an Employee who, at the time the Option is granted, owns (directly and within the meaning of Code section 424(d)) Shares possessing more than ten percent (10%) of the combined voting power of all classes of Shares of the Company, shall not be less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date the Option is granted, and the Option shall not be exercisable more than five (5) years after the date of grant.

(ii) ISO Limit. To the extent the aggregate Fair Market Value (determined as of the date an Option is granted) of the Common Shares for which an Employee is granted Options designated as Incentive Stock Options first exercisable in any calendar year (under this Plan and under all plans of the Company and its Subsidiaries) exceeds one hundred thousand dollars ($100,000), the Option or the lesser excess part shall be treated as a Nonstatutory Stock Option.

(iii) Disqualified Disposition. If a Participant disposes of Common Shares acquired pursuant to the exercise of an Incentive Stock Option in a disqualifying disposition within the time periods identified in Code section 422, the Participant shall notify the Company of such disposition and provide the Company with information as to the date of disposition, sales price, number of Shares involved, and any other information about the disposition that the Company may reasonably request.

9. Stock Appreciation Rights.

(a) Grant of Stock Appreciation Rights. A Stock Appreciation Right shall entitle a Participant to receive from the Company, on the exercise date of the SAR, with respect to each Share for which the SAR is exercised, an amount equal to any excess of the Fair Market Value of a Share on the exercise date over the exercise price of the SAR. The Company shall grant SARs to Participants under the Plan in such number, upon such terms, and at such times as the Committee shall determine.

(b) Terms of Stock Appreciation Rights. The Award Agreement for a Stock Appreciation Right shall set forth such terms and conditions as the Committee shall determine and as are consistent with the provisions of the Plan, including the following:

(i) Exercise Price. The Committee shall determine the exercise price of each Common Share subject to the Stock Appreciation Right, which price shall not be less than the Fair Market Value of a Common Share on the date the SAR is granted; provided, however, that the Committee may designate an exercise price less than the Fair Market Value of a Common Share on the date of grant if the SAR is granted upon assumption of, or in substitution for, a stock appreciation right in connection with the Distribution or previously granted by an entity that is acquired by or merged with the Company or an affiliate.

(ii) Exercise Period. A Stock Appreciation Right may be exercised in whole or in part from time to time during such period as the Award Agreement shall specify, provided that no SAR shall be exercisable more than ten (10) years after the date of the grant of the SAR.

(iii) Conditions on Exercise. A Stock Appreciation Right shall be exercisable at such times and subject to such restrictions and conditions as the Committee shall determine. The Committee may in its discretion accelerate or waive any condition applicable to the exercise of a SAR.

(iv) Termination of Service. The Award Agreement shall specify whether and, if so, the extent to which a Stock Appreciation Right shall remain exercisable after the termination of the Participant’s Service, whether by death or otherwise, provided that nothing in this Section 9(b)(iv) shall authorize the exercise of a SAR later than ten (10) years after the date of the grant of the SAR.

(v) Family Transfers. The Committee may, in the original Award Agreement or an amendment thereto, specify that a Participant may transfer, not for value, all or part of a Stock Appreciation Right to any Family Member. For the purpose of this Section 9(b)(v), a “not for value” transfer is a transfer which is (A) a gift; (B) a transfer under a domestic relations order in settlement of marital property rights; or (C) unless applicable laws do not permit such transfer, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (and/or the Participant) in exchange for an interest in such entity. Following a transfer under this Section 9(b)(v), any such SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to such transfer (including without limitation the provisions of Section 9(b)(iv) relating to termination of Service as applied with respect to the original Participant), and Shares acquired pursuant to the SAR shall be subject to the same restrictions with respect to transfer of such Shares as would have applied to the Participant. Subsequent transfers of transferred SARs shall be prohibited except to Family Members of the original Participant in accordance with this Section 9(b)(v) or by will or the laws of descent and distribution.

(vi) No Voting or Dividend Rights. A SAR shall carry with it no voting or dividend or other rights associated with Common Share ownership until, if the SAR is fully or partially settled in Shares pursuant to Section 9(c), the Shares subject thereto are fully issued to such Participant or other Person. In addition, no Dividend Equivalents shall be payable with respect to SARs.

(c) Settlement of Stock Appreciation Rights. On the exercise date of a Stock Appreciation Right, the Company shall settle the SAR, to the extent exercised, by payment of the amount due in the form of cash, Common Shares valued at their Fair Market Value on the exercise date, or a combination of cash and Shares, as the Committee may determine.

10. Restricted Shares.

(a) Grant of Restricted Shares. The Company shall grant Restricted Shares to Participants under the Plan at such times, in such numbers, and upon such terms as the Committee shall determine.

(b) Terms of Restricted Shares. The Award Agreement for a grant of Restricted Shares shall set forth such terms, conditions, restrictions, and limits on the Restricted Shares as the Committee shall determine and as are consistent with the provisions of the Plan, including the following:

(i) Conditions on Vesting. The Participant’s interest in Restricted Shares shall be forfeitable when the Award is granted. In the Award Agreement, the Committee shall prescribe conditions that must be satisfied and the time by which, or time period during which, the conditions must be satisfied, in order for the Participant’s interest to become vested. The conditions may include one or more of the following:

(A) the satisfaction of specified Performance Goals or other performance-based objectives by a specified time or during a specified period,

(B) the continuance of the Participant’s Service for a specified period, or

(C) the satisfaction of other specified conditions.

The Award Agreement may provide that the extent of the Participant’s vested interest shall be determined by the extent to which a condition is satisfied. The limited period of time provided for the satisfaction of the conditions on an Award shall be referred to as the “Restricted Period.”

(ii) Vesting. Upon the satisfaction, within the Restricted Period, of the conditions established by the Committee, or as provided in Section 10(b)(iii), the Participant’s interest in the Restricted Shares shall become vested to the extent provided in the Award Agreement; provided, however, Restricted Shares granted to Employees shall become vested over a period of not less than three (3) years (or, in the case of vesting based upon the attainment of Performance Goals or other performance-based objectives, over a period of not less than one year measured from the commencement of the period over which performance is evaluated) following the date the Award is made. The restrictions applicable to those vested Restricted Shares shall lapse at that time, and the Company shall deliver evidence of ownership of the vested Shares, consistent with Section 7(i), to the Participant or the Participant’s estate or the Person to whom the Participant’s rights are transferred by will or under the laws of descent and distribution, as the case may be, free of all restrictions, subject to the satisfaction of the Company’s withholding obligations as described in Section 18(c).

(iii) Accelerated Vesting. The Committee may provide in an Award Agreement that upon the termination of the Participant’s Service during the Restricted Period by reason of death, Permanent Disability, retirement, or any other specified termination of Service, or upon the consummation of a Change in Control, the conditions and restrictions on all or a portion of the Restricted Shares shall lapse, and the Participant’s interest in those Shares shall become vested.

(iv) Forfeiture. Except as provided by the Committee in accordance with Section 10(b)(iii), the Participant shall forfeit Restricted Shares upon the expiration of the Restricted Period, to the extent the conditions prescribed by the Committee have not been satisfied. Upon such a forfeiture, all of the Participant’s interest in the forfeited Restricted Shares shall automatically revert to the Company.

(v) Registration; Restricted Share Certificate. Pursuant to Section 7(i), to the extent that ownership of Restricted Shares is evidenced by a book-entry registration or direct registration, such registration shall be notated to evidence the restrictions imposed on such Award of Restricted Shares under the Plan and the applicable Award Agreement. Subject to

Section 7(i) and the immediately following sentence, the Company may issue, in the name of each Participant to whom Restricted Shares have been granted, certificates representing the total number of Restricted Shares granted to the Participant, as soon as reasonably practicable after the date of grant of such Restricted Shares. The Committee may provide in an Award Agreement with respect to an Award of Restricted Shares that either (A) the Company shall hold such certificates for the Participant’s benefit until such time as the Restricted Shares are forfeited to the Company or the restrictions applicable thereto lapse and such Participant shall deliver a stock power to the Company with respect to each certificate, or (B) such certificates shall be delivered to the Participant; provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and make appropriate reference to the restrictions imposed on such Restricted Shares under the Plan and the applicable Award Agreement.

(vi) Voting and Dividend Rights. Unless otherwise provided by the Committee in the Award Agreement, the Participant to whom Restricted Shares have been granted shall be entitled, during the Restricted Period, to vote those Shares and to receive the dividends payable with respect to those Shares. If the vesting of an Award of Restricted Shares is conditioned on the satisfaction of Performance Goals or other performance-related conditions, dividends on such Restricted Shares shall be deferred and held in escrow or deemed reinvested in additional Restricted Shares during the Restricted Period and shall not vest unless the Performance Goals or other performance-related conditions for the underlying Award of Restricted Shares are achieved, and if such Performance Goals or other performance-related conditions are not achieved, the Participant shall promptly forfeit such deferred or reinvested dividend payments.

11. Restricted Share Units.

(a) Grant of Restricted Share Units. A Restricted Share Unit shall entitle a Participant to a Share, the Fair Market Value of a Share in cash, or a combination of the two, at a future date, subject to the satisfaction of any terms and conditions specified by the Committee. The Company shall grant Restricted Share Units to Participants under the Plan at such times, in such numbers, and upon such terms as the Committee shall determine.

(b) Terms of Restricted Share Units. The Award Agreement for Restricted Share Units shall set forth such terms, conditions, restrictions, and limits on the RSUs as the Committee shall determine and as are consistent with the provisions of the Plan, including the following:

(i) Conditions on Vesting. The Participant’s interest in an Award of Restricted Share Units shall be forfeitable when the Award is granted. In the Award Agreement, the Committee shall prescribe conditions that must be satisfied and the time by which, or time period during which, the conditions must be satisfied, in order for the Participant’s interest to become vested. The conditions may include one or more of the following:

(A) the satisfaction of specified Performance Goals or other performance-based objectives by a specified time or during a specified period,

(B) the continuance of the Participant’s Service for a specified period, or

(C) the satisfaction of other specified conditions.

The Award Agreement may provide that the extent of the Participant’s vested interest shall be determined by the extent to which a condition is satisfied. The limited period of time provided for the satisfaction of the conditions on an Award shall be referred to as the “Restricted Period.”

(ii) Vesting. Upon the satisfaction, within the Restricted Period, of the conditions established by the Committee, or as provided in Section 11(b)(iii), the Participant’s interest in the Restricted Share Units shall become vested to the extent provided in the Award Agreement; provided, however, Restricted Share Units granted to Employees shall become vested over a period of not less than three (3) years (or, in the case of vesting based upon the attainment of Performance Goals or other performance-based objectives, over a period of not less than one year measured from the commencement of the period over which performance is evaluated) following the date the Award is made.

(iii) Accelerated Vesting. The Committee may provide that upon the termination of the Participant’s Service during the Restricted Period by reason of death, Permanent Disability, retirement, or any other specified termination of Service, or upon the consummation of a Change in Control, the conditions and restrictions on all or a portion of the Restricted Share Units shall lapse, and the Restricted Period with respect to those RSUs shall expire.

(iv) Forfeiture. Except as provided by the Committee in accordance with Section 11(b)(iii), the Participant shall forfeit Restricted Share Units upon the expiration of the Restricted Period or upon an earlier termination of Service, to the extent the conditions prescribed by the Committee have not been satisfied. Upon such a forfeiture, all of the Participant’s interest in the forfeited Restricted Share Units shall automatically revert to the Company.

(v) No Voting or Dividend Rights. A Restricted Share Unit shall carry with it no voting or dividend or other rights associated with Common Share ownership.

(vi) Dividend Equivalents. Notwithstanding Section 11(b)(v), and subject to Section 12(b), the Committee may but need not provide that a bookkeeping account established for a Participant shall be credited with an amount equivalent to the amount of dividends that would be payable with respect to a number of Shares equal to the number of Restricted Share Units awarded to the Participant. The Committee may provide for the crediting of interest on any Dividend Equivalents credited to a Participant’s account or may provide that the Dividend Equivalent credit be adjusted for hypothetical investment experience in such manner as the Committee may determine. If the Participant forfeits his or her interest in a Restricted Share Unit, the Participant shall simultaneously forfeit any Dividend Equivalents (as adjusted) attributable to those Restricted Share Units.

(c) Payment of Vested Restricted Share Units.

(i) Payment of vested Restricted Share Units and other amounts credited to a Participant’s account shall be made at such time or times after the expiration of the Restricted Period as the Committee may establish. The Committee may but need not provide that a Participant may elect to defer payment until such time or times as the Committee may allow. The Committee may provide for payments in lump sums or installments or both. The Committee shall establish procedures for its establishment of the time of payment and for the form and timing of a Participant’s deferral and payment elections. All elections shall conform to the Committee’s procedures. The Committee’s procedures shall conform to the requirements of Code section 409A.

(ii) The Committee may, in its discretion, change the procedures for elections, change the time to which payment may be deferred, and change the availability of lump sum or installment payments. The Committee may provide that such changes will apply to Restricted Share Units and other amounts already credited to a Participant’s account, with respect to which a Participant may have already made deferral and payment elections, but only to the extent such changes would not cause the Plan to fail to conform to the requirements of Code section 409A.

(iii) The Company shall not establish any special fund with respect to a Participant’s account. Any credit entries made to a Participant’s account shall constitute a mere promise by the Company to make payments to the Participant, subject to and in accordance with the Plan, from the general assets of the Company, when the payments become due.

(iv) To the extent that any Person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

12. Other Awards.

(a) General. The Committee may determine, subject to the terms of the Plan, that the Company shall grant Awards that are not described in Sections 8 through 11, but that provide for the issuance of Common Shares, or that are denominated in or measured by the Fair Market Value of a Share, or that provide for payment in the form of Shares, rather than cash under any Company bonus or incentive program. The Committee shall determine the terms and conditions of any such other Awards and the Participants to whom and the numbers in which such other Awards shall be granted. The Committee may condition the exercisability, vesting, and payment of such other Awards upon the satisfaction of Performance Goals or other performance-based objectives.

(b) Dividend Equivalents. Subject to Section 8(b)(vii) and Section 9(b)(vi), Dividend Equivalents may be granted by the Committee, either alone or in tandem with another Award, based on dividends declared on the Common Shares, to be credited as of dividend payment dates during the period between the date the Dividend Equivalents are granted to a Participant and the date such Dividend Equivalents terminate or expire, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula, at such time, and subject to such limitations as may be determined by the Committee. Dividend

Equivalents with respect to Shares covered by an Award whose vesting is conditioned on the satisfaction of a Performance Goal, other performance-related objectives, or Service vesting shall only be paid out to the Participant at the same time or times and to the same extent that such vesting conditions are subsequently satisfied and the Award vests with respect to such Shares. Nothing in this Section 12(b) or otherwise under the Plan shall be construed to prohibit the payment of distributions from the Partnership in respect of Profits Interests Units as provided for by the Committee in the Award Agreement for such Profits Interests Units (or which otherwise may apply to Awards of Profits Interest Units under the Partnership Agreement).

(c) Profits Interest Units (LTIP Units).

(i) The Committee is authorized to grant Profits Interest Units in such amount and subject to such terms and conditions as may be determined by the Committee; provided, however, that Profits Interest Units may only be issued to a Participant for the performance of services to or for the benefit of the Partnership (A) in the Participant’s capacity as a partner of the Partnership, (B) in anticipation of the Participant becoming a partner of the Partnership, or (C) as otherwise determined by the Committee, provided that the Profits Interest Units are intended to constitute “profits interests” within the meaning of the Code, including, to the extent applicable, Revenue Procedure 93-27, 1993-2 C.B. 343, and Revenue Procedure 2001-43, 2001-2 C.B. 191.

(ii) The Committee shall specify the conditions and dates upon which the Profits Interest Units shall vest and become nonforfeitable. The conditions may include one or more of the following: (A) the satisfaction of specified Performance Goals or other performance-based objectives by a specified time or during a specified period, (B) the continuance of the Participant’s Service for a specified period, or (C) the satisfaction of other specified conditions. Notwithstanding the foregoing, Profits Interest Units granted to Employees shall become vested over a period of not less than three (3) years (or, in the case of vesting based upon the attainment of Performance Goals or other performance-based objectives, over a period of not less than one year measured from the commencement of the period over which performance is evaluated) following the date the Award is made; provided further, that the Committee may provide that such vesting restrictions may lapse or be waived upon the Participant’s death, Permanent Disability, retirement, or any other specified termination of Service or upon the consummation of a Change in Control. Profits Interest Units shall be subject to the terms and conditions of the Partnership Agreement and such other restrictions, including restrictions on transferability, as the Committee may impose. These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

13. Awards to Non-Employee Directors. Notwithstanding any other provision of the Plan, the grant of any Award to a Non-Employee Director shall be made by the Board only pursuant to a written nondiscretionary formula established by the Board (a “Non-Employee Director Compensation Policy”). A Non-Employee Director Compensation Policy shall set forth the type of Awards to be granted to Non-Employee Directors; the number of Shares to be subject to Awards to be granted to Non-Employee Directors; the conditions on which such Awards shall be granted, become exercisable, payable, and expire; and such other terms and conditions as the Board determines in its discretion. Awards granted to Non-Employee Directors shall be subject to all of the limits set forth in this Plan. Notwithstanding any provision to the contrary in the Plan or in a Non-Employee Director Compensation Policy, the maximum aggregate grant date fair value of one or more Awards granted to a Non-Employee Director during any calendar year shall be one million dollars ($1,000,000).

14. Required Adjustments in Authorized Shares. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as a merger, consolidation, separation, including a spin off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code section 368), or any partial or complete liquidation of the Company, in each case following the Effective Date, such adjustment shall be made in the number and class of Shares available for Awards under Section 5, in the number of Shares subject to outstanding Awards, in the exercise or purchase price under outstanding Awards, and in the limits on Awards and the issuance of Shares set forth in Section 5, as determined by the Committee to be appropriate and equitable to prevent dilution or enlargement of the benefits available under the Plan and of the rights of Participants; provided, however, that the number of Shares subject to an Award shall always be a whole number. In a stock-for-stock acquisition of the Company, the Committee may, in its discretion, substitute securities of another issuer for any Shares subject to outstanding Awards.

Except as expressly provided in this Section 14, the issuance by the Company of shares of any class or securities convertible into shares of any class, for cash, property, labor, or services, upon direct sale, upon the exercise of rights or warrants, or upon the conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment shall be made with respect to, the number of Shares subject to Awards previously granted or the exercise or purchase price per Share under outstanding Awards.

15. Change in Control.

The following provisions shall apply in the event of a Change in Control following the Effective Date:

(a) If and to the extent that outstanding Awards under the Plan (i) are assumed by the successor corporation (or an affiliate of the successor) or continued or (ii) are replaced with equity awards that preserve the existing value of the Awards at the time of the Change in Control and provide for subsequent payout in accordance with a vesting schedule and Performance Goals or other performance-based objectives, as applicable, that are the same or more favorable to the Participants than the vesting schedule and Performance Goals or other performance-based objectives applicable to the Awards, then all such Awards or such substitutes for them shall remain outstanding and be governed by their respective terms and the provisions of the Plan subject to Section 15(d).

(b) If and to the extent that outstanding Awards under the Plan are not assumed, continued, or replaced in accordance with Section 15(a), then upon the Change in Control, the Committee may, in its sole discretion, provide that: (i) outstanding Options and SARs shall immediately vest and become exercisable; and (ii) the restrictions and other conditions applicable to outstanding Restricted Shares, Restricted Share Units, and other Share-based

Awards, including vesting requirements, shall immediately lapse, and any Performance Goals or other performance-based objectives relevant to such Awards shall be deemed to have been achieved at the target performance level, such that such Awards shall be free of all restrictions, fully vested, and settled or payable immediately in accordance with their terms or, if later, as of the earliest permissible date under Code section 409A (collectively, the “Change in Control Treatment”). Notwithstanding anything in the Plan to the contrary, unless the Change in Control is a change in the ownership or effective control or of ownership of a substantial portion of the assets of the Company (within the meaning of Code section 409A), a Change in Control shall not accelerate the time of payment of Restricted Share Units and other Awards and amounts payable under the Plan that are deferred compensation subject to Code section 409A.

(c) In addition, if and to the extent that outstanding Awards under the Plan are not assumed, continued, or replaced in accordance with Section 15(a), then in connection with the Committee determination in Section 15(b) above, the Committee may, in its sole discretion, provide for cancellation of such outstanding Awards at the time of the Change in Control in which case a payment of cash, property, or a combination of cash and property shall be made to each such Participant upon the consummation of the Change in Control that is determined by the Committee in its sole discretion and that is at least equal to the excess (if any) of the value of the consideration that would be received in such Change in Control by the holders of the Company’s securities relating to such Awards over the exercise or purchase price (if any) for such Awards (except that, in the case of an Option or SAR, such payment shall be limited as necessary to prevent the Option or SAR from being subject to Code section 409A).

(d) If and to the extent that (i) outstanding Awards are assumed, continued, or replaced in accordance with Section 15(a) above and (ii) a Participant’s Service is terminated by the Company (or a successor corporation or an affiliate of such successor) for any reason other than Cause or by such Participant for Good Reason, in each case, within the two (2)-year period commencing on the Change in Control, then, as of the date of such Participant’s termination, the Change in Control Treatment set forth in Section 15(b) above shall automatically apply to all assumed or replaced Awards of such Participant then outstanding.

(e) Outstanding Options or SARs that are assumed, continued, or replaced in accordance with Section 15(a) may be exercised by the Participant in accordance with the applicable terms and conditions of such Award as set forth in the applicable Award Agreement or elsewhere; provided, however, that Options or SARs that become exercisable in accordance with Section 15(d) may be exercised until the expiration of the original full term of such Option or SAR notwithstanding the other original terms and conditions of such Award.

16. Amendment of Awards. Subject to Section 7(f) (prohibition against repricing of Options and Stock Appreciation Rights), the Committee may at any time unilaterally amend any outstanding Award to the extent the Committee determines necessary or desirable; provided, however, that an amendment that would be adverse to the interests of the Participant or, with respect to an Incentive Stock Option, that would prevent the Option from qualifying as an ISO, shall not be effective without the holder’s consent.

17. Term; Amendment and Termination of Plan. The Plan shall terminate automatically on the day before the tenth (10th) anniversary of the Effective Date, unless terminated earlier in accordance with this Section 17. Notwithstanding anything herein to the contrary, no ISO shall be granted under the Plan after the tenth (10th) anniversary of the Board’s initial adoption of the Plan. The Board may amend, suspend, or terminate the Plan or any portion of the Plan at any time; provided no amendment may be made without shareholder approval if such approval is required by applicable law or the requirements of an applicable stock exchange, or if such amendment would allow the grant of Options or Stock Appreciation Rights at an exercise price below Fair Market Value at the date of grant, contrary to the provisions of Section 8(b)(i) and Section 9(b)(i); provided further that no such amendment, suspension, or termination shall adversely affect the rights under any outstanding Award without the holder’s consent.

18. Miscellaneous.

(a) Beneficiary Designation. Each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of the Participant’s death before the Participant receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant with respect to such benefit, shall be in a form prescribed by the Company, and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, any benefits remaining payable under the Plan at the Participant’s death shall be paid when due to the Participant’s estate unless otherwise provided in the Award Agreement.

(b) Deferrals. Pursuant to the applicable requirements of Code section 409A, the Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due pursuant to the lapse or waiver of restrictions with respect to Restricted Shares or Restricted Share Units, or in connection with any other Awards. If any such deferral is required or permitted, the Committee shall establish rules and procedures for such deferrals in compliance with the requirements of Code section 409A.

(c) Satisfaction of Tax Liabilities.

(i) The Company, the Partnership, and its Subsidiaries shall have the power and the right to deduct or withhold, or to require a Participant to remit to the Company, the Partnership, or a Subsidiary, an amount that the Company, the Partnership, or a Subsidiary reasonably determines to be required to comply with federal, state, local, or foreign tax withholding requirements with respect to the vesting, settlement, or exercise of, or payment with respect to, an Award. The Company, the Partnership, or a Subsidiary may require the payment of such taxes before Shares or cash deliverable pursuant to such Award are transferred to the holder of the Award.

(ii) The Committee may allow a Participant to elect to pay the Company’s, the Partnership’s, or a Subsidiary’s minimum required statutory withholding tax obligation with respect to an Award to be settled in Shares by the withholding of Shares from the total number of Shares deliverable pursuant to the Award, or by delivering to the Company a sufficient number of previously-acquired Shares, in each case in accordance with rules and procedures established by the Committee. Previously-acquired Shares delivered in payment for such taxes may be subject to such conditions as the Committee may require. The value of each Share withheld, or delivered, shall be the Fair Market Value of a Share on the date on which the amount of tax to be withheld is to be determined. The Committee, subject to its having considered the applicable accounting impact of any such determination, has full discretion to allow Participants to satisfy, in whole or in part, any additional income, employment and/or other applicable taxes payable by them with respect to an Award by electing to have the Company withhold from the Common Shares otherwise issuable or deliverable to, or that would otherwise be retained by, a Participant upon the grant, exercise, vesting, or settlement of the Award, as applicable, Common Shares having an aggregate Fair Market Value that is greater than the applicable minimum required statutory withholding liability (but such withholding may in no event be in excess of the maximum statutory withholding amount(s) in a Participant’s relevant tax jurisdictions).

(d) No Alienation. Except to the extent required by law, the right of a Participant or beneficiary to payment under this Plan shall not be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or beneficiary.

19. Restrictions on Issuance of Common Shares.

(a) General. Should the Board of Directors determine that the listing, registration, or qualification of Common Shares upon any securities exchange or under any state or federal law or the consent or approval of any governmental regulatory body is necessary or desirable as a condition to or in connection with the issuance or delivery of Common Shares under the Plan, no such Common Shares shall be issued or delivered unless such listing, registration, qualification, consent, or approval has been effected or obtained free of any conditions not acceptable to the Board of Directors. The Company shall not be required to offer, sell, or issue any Common Shares under any Award, whether pursuant to the exercise of an Option or SAR or otherwise, if the offer, sale, or issuance of such Shares would constitute a violation by the Participant, any other individual or entity exercising an Option or SAR, or the Company, the Partnership, or a Subsidiary of any provision of applicable laws, including without limitation any federal or state securities laws or regulations.

(b) Legends. The certificates representing Common Shares issued by the Company under the Plan may bear a legend describing any restrictions on resale of such Common Shares under applicable securities laws, and stop transfer orders with respect to such certificates may be entered on the Company’s stock transfer records.

20. Construction. The Plan shall be construed in accordance with the law of the State of Maryland, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan, the Awards, and any Award Agreement to the substantive laws of any other jurisdiction. With respect to Options granted under the Plan that are intended to qualify as Incentive Stock Options, the terms of the Plan and of each Incentive Stock Option granted pursuant to the Plan shall be construed to give effect to such intention. With respect to Awards granted under the Plan that are intended to qualify for the exception under Code section 162(m) for performance-based pay, the terms of the Plan and the Award Agreement shall be construed and administered to give effect to such intention, unless the Committee determines to waive the application of such exception. With respect to Awards granted under the Plan that provide for the payment of deferred compensation (within the meaning of Code section 409A), the terms of the Plan and the Award Agreement shall be construed to conform to the requirements of Code section 409A for the deferral (until payment) of the inclusion of the compensation in gross income.

21. Section 83(b) Election. No Participant may make an election under Code section 83(b) with respect to any Award under the Plan without the consent of the Committee, which the Committee may grant or withhold in its sole discretion. If, with the consent of the Committee, a Participant makes an election under Code section 83(b) to be taxed with respect to an Award as of the date of transfer of the Award, rather than as of the date or dates upon which the Award would otherwise be taxable under Code section 83(a), the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

22. Grant of Awards to Certain Employees or Consultants. The Company, the Partnership, or any Subsidiary may provide, through the establishment of a formal written policy or otherwise, for the method by which Shares or other securities and/or payment therefor may be exchanged or contributed among such entities, or may be returned upon any forfeiture of Shares or other securities by the Participant, for the purpose of ensuring that the relationship between the Company, the Partnership, and any Subsidiary remains at arm’s-length.

23. REIT Status. The Plan shall be interpreted and construed in a manner consistent with the Company’s status as a real estate investment trust (REIT). No Award shall be granted or awarded, and with respect to any Award granted under the Plan, such Award shall not vest, be exercisable, or be settled:

(a) to the extent that the grant, vesting, exercise, or settlement of such Award could cause the Participant or any other Person to be in violation of the Common Stock Ownership Limit (as defined in the Company’s Articles of Amendment and Restatement, dated October 4, 2016, as it may be amended and supplemented from time to time) or any other provision of the Company’s charter; or

(b) if, in the discretion of the Committee, the grant, vesting, exercise, or settlement of such Award could impair the Company’s status as a REIT.

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